Exhibit 4.1

RIGHTS AGREEMENT

between

SATCON TECHNOLOGY CORPORATION

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Rights Agent

Dated as of January 6, 2011

i

EXHIBITS

Exhibit A	Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock

Exhibit B	Form of Right Certificate

Exhibit C	Summary of Rights

ii

RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of January 6, 2011 (the “Agreement”), between Satcon Technology Corporation, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, on January 6, 2011, the Board of Directors of the Company adopted this Agreement, dated as of January 6, 2011, between the Company and the Rights Agent, and authorized the issuance of, and declared, a dividend distribution of one preferred stock purchase right (a “Right”) for each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) outstanding at the Close of Business (as hereinafter defined) on January 18, 2011 (the “Record Date”), each Right initially representing the right to purchase one one-thousandth of a share of Preferred Stock (as hereinafter defined) of the Company, upon the terms and subject to the conditions set forth in the Agreement, and further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock issued or delivered by the Company after the Record Date but prior to the earlier of the Distribution Date (as hereinafter defined), the Expiration Date (as hereinafter defined), or the Final Expiration Date (as hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22 of this Agreement; and

WHEREAS, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), its ability to use its net operating losses and certain other tax attributes (collectively, “NOLs”) for income tax purposes could be limited substantially or lost altogether; and

WHEREAS, the Company views its NOLs as a valuable asset of the Company, which is likely to insure to the benefit of the Company and its stockholders, and the Company believes that it is in the best interests of the Company and its stockholders that the Company provide for the protection of the NOLs on terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.                                            Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a)           “Acquiring Person” shall mean any Person (other than any Exempt Person) that has become, in itself or, together with all Affiliates and Associates of such Person, the Beneficial Owner (as hereinafter defined) of 4.99% or more of the shares of Common Stock then outstanding; provided, however, that any Existing Holder (as hereinafter defined) will not be deemed to be an Acquiring Person for any purpose of this Agreement on and after the date on which the adoption of this Agreement is first publicly announced unless and until such time as such Existing Holder acquires Beneficial Ownership (as hereinafter defined) of additional shares of Common Stock representing 0.2% of the Common Stock then outstanding, unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding; provided, further, that a Person will not be deemed to have become an Acquiring Person solely as a result of (i) a reduction in the number of shares of Common Stock outstanding, (ii) the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, (iii) any unilateral grant of any security by the Company or any issuance by the Company of shares of its capital stock to such Person, or (iv) an Exempt Transaction, unless and until such time as such Person thereafter acquires Beneficial Ownership of one additional share of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless, upon becoming the Beneficial Owner of such additional share of Common Stock, such Person is not then the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding. Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an Acquiring Person has become so inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an Acquiring Person or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be or to have become an Acquiring Person for purposes of this Agreement as a result of such inadvertent acquisition.  For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made on the basis of the value of the Common Stock as provided in Section 382(k)(6)(C) of the Code and the Treasury Regulations thereunder, and, unless specifically provided otherwise in this Agreement, any calculation as to the Common Stock outstanding, or Beneficially Owned by a Person, at any particular time for purposes of determining percentage ownership shall be made pursuant to, and in accordance with, Section 382 of the Code and the Treasury Regulations thereunder.

(b)           “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as hereinafter defined) as in effect on the date of this Agreement, and to the extent not included within the foregoing clause of this Section 1(b), shall also include, with respect to any Person, any other Person (other than an Exempt Person) whose shares of Common Stock would be deemed constructively owned by such first Person, owned by a single “entity” (as defined in Section 1.382-3(a)(1) of the Treasury Regulations) or otherwise aggregated with shares owned by such first Person pursuant to the provisions of Section 382 of the Code, or any successor provision or replacement provision, and the Treasury Regulations thereunder, provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.

(c)           “Agreement” shall have the meaning set forth in the recitals to this Agreement, and such term shall include all amendments to this Agreement.

(d)           “Authorized Officer” shall mean the Chief Executive Officer, President, Chief Financial Officer, any Executive Vice President or the Treasurer of the Company.

(e)           A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of and shall be deemed to “beneficially own” any securities (and correlative terms shall have correlative meanings):

(i)      which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), including any purchase orders for shares of Common Stock initiated prior to the first public announcement of the adoption of this Agreement or upon the exercise of conversion rights, exchange rights, warrants, options or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own” securities (including rights, options or warrants) which are convertible or exchangeable into or exercisable for Common Stock until such time as such securities are converted or exchanged into or exercised for Common Stock except to the extent the acquisition or transfer of such rights, options or warrants would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations; provided, further, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

(ii)     which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, or has “beneficial ownership” of (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; or

(iii)    of which any other Person is the Beneficial Owner, if such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of such securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report), or (B) if such Beneficial Ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided, further, that nothing in this Section 1(e) shall cause a Person engaged in business as an underwriter of securities or member of a selling group to be the Beneficial Owner of, or to beneficially own, any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Board may determine in any specific case. Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1(e), a Person shall be deemed the Beneficial Owner of, and shall be deemed to beneficially own or have Beneficial Ownership of, securities which such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

(f)            “Board” shall mean the Board of Directors of the Company.

(g)           “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(h)           “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(i)            “Code” shall have the meaning set forth in the recitals to this Agreement.

(j)            “Common Stock” shall have the meaning set forth in the recitals to this Agreement.

(k)           “Company” shall have the meaning set forth in the recitals to this Agreement, provided, however, that “Company” shall also include ay successor to the Company as provided by Section 28 and shall mean a Principal Party as provided in Section 13.

(l)            “Current Per Share Market Price” shall have the meaning set forth in Section 11(d)(i) or Section 11(d)(ii), as applicable.

(m)          “Current Value” shall have the meaning set forth in Section 11(a)(iii).

(n)           “Distribution Date” shall mean the earliest of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date (as hereinafter defined) and (ii) the Close of Business on the tenth Business Day (or, such later date as may be specified by the Board prior to such time as any Person becomes an Acquiring Person) after the commencement of, or the first public announcement of the intention of such Person to commence, a tender or exchange offer by or on behalf of any Person (other than any Exempt Person), if upon the consummation thereof such Person would become an Acquiring Person; provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer.

(o)           “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b).

(p)           “Excess Exchange Shares” shall have the meaning set forth in Section 24.

(q)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(r)            “Exchange Ratio” shall have the meaning set forth in Section 24(a).

(s)           “Exempt Person” shall mean (i) the Company or any Subsidiary of the Company, in each case including, without limitation, the members of the boards of directors and officers thereof acting in their fiduciary capacities as such, (ii) any employee benefit, stock ownership or other savings plan of the Company or any Subsidiary of the Company, (iii) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other benefits for employees of the Company or any Subsidiary of the Company or (iv) any Person deemed to be an “Exempt Person” in accordance with Section 35.

(t)            “Exempt Transaction” shall mean (i) the issuance of “Additional Warrants” as that term is defined in the Stock and Warrant Purchase Agreement dated as of November 8, 2007, as amended, among the Company and the purchasers named therein and the issuance of any shares of Common Stock upon exercise of such Additional Warrants and upon the exercise of any other warrants held by such purchasers at any time and from time to time, and (ii) any transaction or series of related transactions pursuant to which any Person would become an Acquiring Person that the Board determines, in its sole discretion, is exempt from this Agreement, which determination shall be irrevocable with respect to such transaction.

(u)           “Exemption Request” shall have the meaning set forth in Section 35.

(v)           “Existing Holder” shall mean any Person who, together with all Affiliates and Associates, beneficially owned shares of Common Stock in excess of 4.99% of the shares of Common Stock then outstanding immediately prior to the first public announcement of this Agreement.

(w)          “Expiration Date” shall mean the earliest of (i) the Final Expiration Date (as hereinafter defined), (ii) the time at which the Rights are redeemed as provided in Section 23, (iii) the time at which the Rights are exchanged in full as provided in Section 24, (iv) the effective date of the repeal of Section 382 of the Code, or any successor provision or replacement provision, if the Board determines that this Agreement is no longer necessary for the preservation of Tax Benefits, and (v) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no Tax Benefits.

(x)            “Final Expiration Date” shall be January 6, 2014.

(y)           “NOLs” shall have the meaning set forth in the recitals to this Agreement.

(z)            “Ownership Statement” shall have the meaning set forth in Section 3(a).

(aa)         “Person” shall mean (i) any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust or other legal entity, or any group of persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise for purposes of Section 382 of the Code, or (ii) any successor provision or replacement provision, and includes any successor (by merger or otherwise) of such individual or entity.

(bb)         “Preferred Stock” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock attached to this Agreement as Exhibit A.

(cc)         “Principal Party” shall have the meaning set forth in Section 13(b).

(dd)         “Purchase Price” shall mean initially $29.00 per one one-thousandth of a share of Preferred Stock, subject to adjustment from time to time as provided in this Agreement.

(ee)         “Record Date” shall have the meaning set forth in the recitals to this Agreement.

(ff)           “Redemption Price” shall mean $0.001 per Right, subject to adjustment of the Company to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement.

(gg)         “Requesting Person” shall have the meaning set forth in Section 35.

(hh)         “Right” shall have the meaning set forth in the recitals to this Agreement.

(ii)           “Rights Agent” shall have the meaning set forth in the preamble of this Agreement except as otherwise provided in Section 19 and Section 21.

(jj)           “Right Certificates” shall mean certificates evidencing the Rights, in substantially the form attached to this Agreement as Exhibit B.

(kk)         “Section 11(a)(ii) Event” shall have the meaning set forth in Section 11(a)(ii).

(ll)           “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii).

(mm)       “Securities Act” shall mean Securities Act of 1933, as amended.

(nn)         “Spread” shall have the meaning set forth in Section 11(a)(iii).

(oo)         “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) or Section 13(g) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

(pp)         “Subsidiary” shall mean, with reference to any Person, any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

(qq)         “Substitution Period” shall have the meaning set forth in Section 11(a)(iii).

(rr)           “Summary of Rights” shall mean a copy of a summary of the terms of the Rights, in substantially the form attached to this Agreement as Exhibit C.

(ss)         “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder, or any successor provision or replacement provision, of the Company or any of its Subsidiaries.

(tt)           “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

(uu)         “Treasury Regulations” shall mean final, temporary and proposed income tax regulations promulgated under the Code, including any amendments thereto.

(vv)         “Trust” shall have the meaning set forth in Section 24(a).

(ww)       “Trust Agreement” shall have the meaning set forth in Section 24(a).

Section 2.                                            Appointment of the Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the registered holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omission of any such co-rights agent.  Prior to the appointment of a co-rights agent, the specific duties and obligations of each such co-rights agents shall be set forth in writing and delivered to the Rights Agent and the proposed co-rights agent. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such co-rights agent.  To the extent that any co-rights agent takes any action pursuant to this Agreement, such co-rights agent shall be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.  The Rights Agent will have no duty to supervise, and in no event will be liable for, the acts or omissions of any co-rights agent.

Section 3.                                            Issuance of Right Certificates.

(a)           Until the Distribution Date, (i) the Rights shall be evidenced (subject to Section 3(b) and Section 3(c)) by the certificates representing the shares of Common Stock in the names of the record holders thereof (which certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights) or by the current ownership statements issued with respect to uncertificated shares of Common Stock in lieu of such certificates (“Ownership Statements”) (which Ownership Statements shall be deemed also to be certificates for Rights) and (ii) the Rights shall be transferable only in connection with the transfer of the underlying shares of Common Stock.

(b)           As promptly as practicable following the Record Date, the Company shall send, in accordance with Section 26, to each record holder of shares of Common Stock as of the Close of Business on the Record Date, a copy of a Summary of Rights. With respect to shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights associated with such shares of Common Stock will be evidenced by the certificate or Ownership Statement for such shares of Common Stock registered in the names of the holders thereof, in each case together with the Summary of Rights. Until the Distribution Date, the surrender for transfer of any certificate or Ownership Statement for shares of Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate or Ownership Statement.

(c)           Rights shall be issued by the Company in respect of all shares of Common Stock (other than any shares of Common Stock that may be issued upon the exercise or exchange of any Right) issued or delivered by the Company after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, and, to the extent provided in Section 22, after the Distribution Date. Certificates and Ownership Statements representing such shares of Common Stock shall have stamped on, impressed on, printed on, written on, or otherwise affixed to them a legend in substantially the following form or such similar legend as the Company may deem appropriate and is not inconsistent with the provisions of this Agreement and as do not affect the rights, duties or responsibilities of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the shares of Common Stock may from time to time be listed or quoted:

This [certificate/statement] also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Satcon Technology Corporation and American Stock Transfer & Trust Company, LLC, dated as of January 6, 2011 as amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Satcon Technology Corporation. The Rights are not exercisable prior to the occurrence of certain events specified in the Agreement.  Under certain circumstances, as set forth in the Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this [certificate/statement].  Satcon Technology Corporation shall mail to the holder of this [certificate/statement] a copy of the Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Agreement) may become null and void.

With respect to such certificates or Ownership Statements containing the foregoing legend, until the Distribution Date, the Rights associated with the shares of Common Stock represented by such certificates or Ownership Statements shall be represented by such certificates or Ownership Statements alone and the surrender for transfer of any certificate or Ownership Statement for shares of Common

Stock shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate or Ownership Statement.

(d)           As promptly as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent shall countersign and the Company shall send or cause to be sent (and the Rights Agent will, if requested, and if provided with all necessary information, send), in accordance with Section 26, to each record holder of shares of Common Stock, as of the Close of Business on the Distribution Date (other than an Acquiring Person or any Associate or Affiliate of an Acquiring Person), a Right Certificate representing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(i) or Section 11(p), at the time of distribution of the Right Certificates, the Company shall not be required to issue Right Certificates evidencing fractional Rights but may, in lieu thereof, make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Right Certificates evidencing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.  As of and after the Distribution Date, the Rights shall be represented solely by such Right Certificates.  The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the next Business Day.  Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively that the Distribution Date has not occurred.

(e)           In the event that the Company purchases or otherwise acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock so purchased or acquired.

Section 4.                                            Form of Right Certificates.  The Right Certificates (and the form of election to purchase and the form of assignment and the certifications contained therein to be printed on the reverse thereof) shall each be substantially in the form of Exhibit B with such changes and marks of identification or designation, and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 22, the Right Certificates, whenever distributed, shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as is set forth therein at the Purchase Price; provided, however, that the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding shall be subject to adjustment as provided in this Agreement.

Section 5.                                            Countersignature and Registration.

(a)           The Right Certificates shall be executed on behalf of the Company by any Authorized Officer, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof, which shall be attested by any other Authorized Officer, either manually or by facsimile signature.  The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b)           Following the Distribution Date, upon receipt by the Rights Agent of written notice of the occurrence of the Distribution Date pursuant to Section 3(d), the Rights Agent shall keep or cause to be kept, at its office or offices designated for such purposes and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the rights may from time to time be listed or quoted, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6.                                            Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a)           Subject to the provisions of Section 7(e) and Section 14, at any time after the Close of Business on the Distribution Date, and prior to the Expiration Date, any Right Certificate(s) (other than Right Certificates representing Rights that have been exchanged pursuant to Section 24) representing exercisable Rights may be transferred, split-up, combined or exchanged for another Right Certificate(s), entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as the Right Certificate(s) surrendered then entitled such holder (or former holder in the case of a transfer) to purchase.  Any registered holder desiring to transfer, split-up, combine or exchange any such Right Certificate(s) must make such request in writing delivered to the Rights Agent, and must surrender the Right Certificate(s) to be transferred, split-up, combined or exchanged, with the forms of assignment and certification contained therein duly executed, at the office or offices of the Rights Agent designated for such purpose.  The Right Certificates are transferable only on the registry books of the Rights Agent.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have (i) completed and signed the certifications contained in the form of assignment on the reverse side of such Right Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner and the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split-up, combination or exchange or Right Certificates as required by Section 9(d).  Thereupon the Rights Agent shall, subject to Section 7(e),

Section 14 and Section 24, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested registered in such name or names as may be designated by the surrendering registered holder.  The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Person or Persons as the Company shall specify by written notice.  The Rights Agent shall have no duty or obligation unless and until it is satisfied that all such taxes and charges have been paid.

(b)           Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate, if mutilated, the Company shall execute and deliver a new Right Certificate of like tenor to the Rights Agent and the Rights Agent will countersign and deliver such new Right Certificate to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.                                            Exercise of Rights; Purchase Price; Expiration Date of Rights; Invalidation of Certain Rights.

(a)           Subject to Section 11(a)(ii), at any time after the Distribution Date and prior to the Expiration Date, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability as set forth in Section 7(e), 9(e), Section 11(a)(iii) and Section 24(a)) in whole or in part upon surrender of the Right Certificate, with the form of election to purchase and the certifications contained therein on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price (including any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with the provisions of Section 9(d)) for each one one-thousandth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised.

(b)           Upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase and the certification contained therein properly completed and duly executed, accompanied by payment of the Purchase Price for each one one-thousandth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable tax or charge required to be paid under Section 9(d) by certified check, cashier’s check, bank draft or money order payable to the order of the Company, the Rights Agent shall, subject to Section 19(j), thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates representing the total number of one one-thousandths of a share of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit any shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests), (ii) after receipt of such certificates (or depositary receipts, as the case may be) cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) when appropriate, requisition from the Company or any transfer agent therefor of certificates representing the number of equivalent shares to be issued in lieu of the issuance of shares of Common Stock in accordance with the provisions of Section 11(a)(iii), (iv) when appropriate, after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (v) when appropriate, requisition from the Company of the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with the provisions of Section 14, and (vi) when appropriate, after receipt, deliver such cash to the registered holder of such Right Certificate.

(c)           In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, the Rights Agent shall prepare, execute and deliver a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14.

(d)           Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer, split-up, combination or exchange of any Right Certificate pursuant to Section 6 or exercise or assignment of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate shall have (i) duly and properly completed and signed the certification contained in the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Right Certificate surrendered for such transfer, split-up, combination, exchange, exercise or assignment and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and Affiliates and Associates thereof as the Company or the Rights Agent may reasonably request.

(e)           Notwithstanding any provision of this Agreement to the contrary, from and after the time (the “invalidation time”) when any Person first becomes an Acquiring Person, any Rights that are Beneficially Owned by (i) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (ii) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the invalidation time or (iii) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the invalidation time pursuant to either (A) a transfer from the Acquiring Person (or any such Associate or Affiliate) to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(e), and subsequent transferees of such Persons referred to in clause (ii) and (iii) above, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement.  No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof whose Rights would be null and void pursuant to the provisions of this Section 7(e); no Right Certificate shall be issued at any time upon the transfer of any Rights to an

Acquiring Person (or an Affiliate or Associate of such Acquiring Person) whose Rights would be null and void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person (or an Associate or Affiliate of such Acquiring Person) whose Rights would be void pursuant to the provisions of this Section 7(e) shall be cancelled. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but it shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

Section 8.                                            Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.                                            Company Covenants Concerning Securities and Rights.

(a)           The Company covenants and agrees that it shall cause to be reserved, authorized for issuance and kept available out of its authorized and unissued shares of Preferred Stock, a number of shares of Preferred Stock that shall be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

(b)           The Company covenants and agrees so long as the shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event, shares of Common Stock or other securities, as the case may be) issuable upon the exercise of the Rights may be listed on any national securities exchange, or quoted on a quotation system, it shall endeavor to cause, from and after such time as the Rights become exercisable, all securities reserved for issuance upon the exercise of Rights to be listed on such exchange, or quoted on such quotation system, upon official notice of issuance upon such exercise.

(c)           The Company covenants and agrees it will take all such actions as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event, shares of Common Stock or other securities, as the case may be) delivered upon exercise of Rights, at the time of delivery of the certificates for such securities, shall be (subject to payment of the Purchase Price) duly authorized, validly issued, fully paid and nonassessable securities.

(d)           The Company covenants and agrees it will pay when due and payable any and all federal and state taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates representing securities issued upon the exercise of Rights; provided, however, that the Company shall not be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts representing securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates or depositary receipts representing securities issued upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax or charge is due.

(e)           If the Company determines that registration under the Securities Act is required, then the Company shall use commercially reasonable efforts (i) to file, as soon as practicable after the Distribution Date, on an appropriate form, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date.  The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights.  The Company may temporarily suspend, for a period of time not to exceed 90 calendar days after the date the Company determines that registration is required, the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective or to qualify the rights, the exercise thereof or the issuance of shares of Preferred Stock, Common Stock, or other securities upon the exercise thereof under state securities or “blue sky” laws.  Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall notify the Rights Agent in writing whenever it makes a public announcement pursuant to this Section 9(e) and give the Rights Agent a copy of such announcement.  In addition, if the Company determines that a registration statement or other document should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights, for a period of time not to exceed 90 calendar days after the date the Company makes such determination, in each relevant jurisdiction, until such time as a registration statement has been declared effective or any such other document filed and, if required, approved, and, upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction has not been effected or the exercise of the Rights is not permitted under applicable law.

(f)            Notwithstanding anything in this Agreement to the contrary, after the later of the Stock Acquisition Date and the Distribution Date, the Company shall not, except as permitted by Section 23, Section 24 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action shall eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

(g)           In the event that the Company is obligated to issue other securities of the Company, pay cash or distribute other assets pursuant to Section 7, Section 11, Section 14, Section 23 or

Section 24, it shall make all arrangements necessary so that such other securities, cash or other assets are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.

Section 10.                                      Record Date.  Each Person in whose name any certificate for a number of one one-thousandths of a share of Preferred Stock (or Common Stock or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Preferred Stock (or Common Stock or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate representing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes and charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for shares of Preferred Stock (or Common Stock or other securities, as the case may be) are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of any security of the Company with respect to shares for which the Rights are or may be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.                                      Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights.  The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)           (i)  In the event the Company shall at any time after the Record Date (A) declare a dividend on the shares of Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the shares of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, as the case may be, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date (whether or not such Right was then exercisable) and at a time when the transfer books of the Company for the shares of Preferred Stock (or other capital stock, as the case may be) were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii)  Subject to Section 24 and except as otherwise provided in this Section 11, in the event that any Person becomes an Acquiring Person (a “Section 11(a)(ii) Event”) and subject to the last sentence of Section 23(a), each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock (or at the option of the Company, such number of one one-thousandths of a share of Preferred Stock) as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by (y) 50% of the Current Per Share Market Price of the Company’s Common Stock (determined pursuant to Section 11(d)) on the date of such first occurrence; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f).

(iii)  The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with Section 11(a)(ii) such number or fractions of shares of Preferred Stock having an aggregate current market value equal to the Current Per Share Market Price of a share of Common Stock.  In the event that there shall be an insufficient number of shares of Common Stock authorized but unissued (and unreserved) to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Board shall, with respect to such deficiency, to the extent not prohibited by applicable law or any material agreements then in effect to which the Company is a party (A) determine the excess of (1) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with Section 11(a)(ii) (the “Current Value”) over (2) the then-current Purchase Price (such excess, the “Spread”), and (B) with respect to each Right (other than Rights which have become void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with Section 11(a)(ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board to have substantially the same value as the shares of Common Stock, (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board (upon the advice of a nationally recognized investment banking firm selected by the Board in good faith); provided, however, if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within 30 calendar days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent not prohibited by applicable law or any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the

Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the Spread.  If within the 30-day period referred to above the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board so elects, such 30-day period may be extended to the extent necessary, but not more than 90 calendar days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such 30-day period, as it may be extended, is hereinafter called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second or third sentence of this Section 11(a)(iii), the Company (I) shall provide, subject to Section 11(a)(ii), that such action shall apply uniformly to all outstanding Rights and (II) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

(b)           If the Company fixes a record date for the issuance of rights, options or warrants to all holders of shares of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase shares of Preferred Stock (or securities having equivalent rights, privileges and preferences as the shares of Preferred Stock (for purposes of this Section 11(b), “Equivalent Preferred Stock”)) or securities convertible into shares of Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Stock) less than the Current Per Share Market Price of the shares of Preferred Stock (determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and Equivalent Preferred Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which is the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent.  Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)           If the Company fixes a record date for the making of a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock (other than a dividend payable in shares of Preferred Stock) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the Current Per Share Market Price of the shares of Preferred Stock (as determined pursuant to Section 11(d)) on such record date or, if earlier, the date on which shares of Preferred Stock begin to trade on an ex-dividend or when issued basis for such distribution, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one share of Preferred Stock, and the denominator of which is such Current Per Share Market Price of the shares of Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right but less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)           (i)  For the purpose of any computation hereunder, the “Current Per Share Market Price” of a share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of a share of Common Stock for the 30 consecutive Trading Days immediately prior to, but not including, such date; provided, however, that in the event that the Current Per Share Market Price of Common Stock is determined during a period following the announcement by the Company of (A) a dividend or distribution on such shares of Common Stock payable in shares of Common Stock or securities convertible into such shares (other than the Rights) or (B) any subdivision, combination or reclassification of such shares of Common Stock, and prior to the expiration of 30 Trading Days after, but not including, the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per share equivalent of such shares of Common Stock.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Stock Market or, if the Common Stock is not listed or admitted to trading on the Nasdaq Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on a quotation system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board.  If the Common Stock is not publicly held or not so listed or traded, or is not the subject of available bid and asked quotes, the Current Per Share Market Price of such Common Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

(ii)  For the purpose of any computation hereunder, the “Current Per Share Market Price” of a share of Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i) other than the last sentence thereof.  If the Current Per Share Market Price of Preferred Stock cannot be determined in the manner provided above, it shall be conclusively deemed to be an amount equal to the current per share market price of the shares of Common Stock multiplied by 1,000 (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the shares of Common Stock occurring after the date of this Agreement).  If neither the Common Stock nor the Preferred Stock are publicly held or so listed or traded, or the subject of available bid and asked quotes, “Current Per Share Market Price” of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.  For all purposes of this Agreement, the current per share market price of one one-thousandth of a Preferred Share will be equal to the current per share market price of one Preferred Share divided by 1,000.

(e)           Except as set forth below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a share of Preferred Stock or the nearest ten-thousandth of a share of Common Stock or other security, as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.

(f)            If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised becomes entitled to receive any securities of the Company other than shares of Preferred Stock, thereafter the number or kind of such other securities so receivable upon exercise of any Right (or the Purchase Price in respect thereof) shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock (and the Purchase Price in respect thereof) contained in this Section 11, and the provisions of Section 7, Section 9, Section 10 and Section 14 with respect to the shares of Preferred Stock (and the Purchase Price in respect thereof) shall apply on like terms to any such other securities (and the Purchase Price in respect thereof).

(g)           All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)           Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price pursuant to Section 11(b) or Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one one-millionth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of a Right immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)            The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one hundred-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  The Company shall also, as promptly as practicable, notify the Rights Agent in writing of same pursuant to Section 9(e) and give the Rights Agent a copy of such announcement.  Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but if the Right Certificates have been issued, such record date shall be at least ten calendar days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to the provisions of Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)            Without respect to any adjustment or change in the Purchase Price or the number or kind of securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Right Certificate issued hereunder.

(k)           Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Preferred Stock or below the then par value, if any, of any other securities of the Company issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or such other securities, as the case may be, at such adjusted Purchase Price.

(l)            In any case in which this Section 11 otherwise requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of one one-thousandths of a share of Preferred Stock or other securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandth of a share of Preferred Stock or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company delivers to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares of Preferred Stock or other securities upon the occurrence of the event requiring such adjustment.

(m)          Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board determines to be necessary or advisable in order that any (i) consolidation or subdivision of the shares of Preferred Stock, (ii) issuance wholly for cash of shares of Preferred Stock at less than the Current Per Share Market Price therefor, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its shares of Preferred Stock is not taxable to such stockholders.

(n)           Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Record Date and prior to the Distribution Date (i) pays a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date (or issued or delivered on or after the Distribution Date pursuant to Section 22), shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event equals the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which is the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of shares of Common Stock outstanding immediately following the occurrence of such event.  The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is paid or such a subdivision, combination or reclassification is effected.

Section 12.                                      Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made or any event affecting the Rights or their exercisability (including, without limitation, an event which causes Rights to become null and void) occurs as provided in Section 11, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts and calculations accounting for such adjustment or describing such event, (b) file with the Rights Agent, and with each transfer agent for the shares of Preferred Stock and the shares of Common Stock, a copy of such certificate, and (c) if a Distribution Date has occurred, give a brief summary thereof to each holder of a Right Certificate in accordance with Section 26.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate, provided, however, that the Rights Agent will not be entitled to such protection in cases of bad faith or willful misconduct.

Section 13.                                      Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)           If, at any time after the time that any Person becomes an Acquiring Person, (i) the Company shall, directly or indirectly, consolidate with, or merge with and into, any other Person or Persons (other than an Exempt Person) and the Company shall not be the surviving or continuing corporation of such consolidation or merger, or (ii) any Person or Persons (other than an Exempt Person) shall, directly or indirectly, consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed or converted into or exchanged for stock or other securities of any other Person (other than an Exempt Person) or of the Company or cash or any other property, or (iii) the Company or one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer to any other Person (other than an Exempt Person) in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that: (A) each holder of record of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of validly issued, fully paid, non-assessable and freely tradeable Common Stock of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (2) 50% of the Current Per Share Market Price of the Common Stock of the Principal Party on the date of the consummation of such consolidation, merger, sale or transfer; provided, however, that the Purchase Price (as adjusted) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11 to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the

Company pursuant to this Agreement; (C) the term “Company” for all purposes of this Agreement shall thereafter be deemed to refer to such Principal Party; (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of Section 9 applicable to the reservation of Preferred Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property; and (E) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any event described in clause (i), (ii) or (iii) above of this Section 13(a).

(b)           “Principal Party” shall mean

(i)      in the case of any transaction described in clause (i) or (ii) of the first sentence of Section 13(a):  (A) the Person that is the issuer of the securities into which shares of Common Stock are changed or otherwise exchanged or converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest market value or (B) if no securities are so issued, (I) the Person that is the other party to the merger or consolidation and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (II) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

(ii)     in the case of any transaction described in clause (iii) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding;

provided, however, that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of all of which are and have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding, or (3) if such

Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c)           The Company shall not consummate any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit exercise in full of all Rights in accordance with this Section 13 and unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger or sale or transfer of assets or earning power, assume this Agreement in accordance with Section 13(a) and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a), the Principal Party will:

(i)      prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

(ii)     use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on Nasdaq Stock Market;

(iii)    deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.  In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall, subject to the provisions of Section 7(e) hereof, thereafter be exercisable in the manner described in Section 13(a); and

(iv)    obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

(d)           In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Certificate of Incorporation or Bylaws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the Current Per Share Market Price or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such Current Per Share Market Price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special tax or similar payment in connection with the issuance to any holder of a Right of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e)           The Company covenants and agrees that it shall not, at any time after any Person becomes an Acquiring Person, enter into any transaction of the type described in clauses (i) through (iii) of the first sentence of Section 13(a) if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

Section 14.                                      Fractional Rights and Fractional Shares.

(a)           The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(n), or to distribute Right Certificates which evidence fractional Rights.  In lieu of such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of one Right.  For purposes of this Section 14(a), the current market value of one Right is the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Stock Market or, if the Rights are not listed or admitted to trading on the Nasdaq Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on a quotation system then in use or, if on any such date the Rights are not quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, such market maker to be selected by the Board.  If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right shall mean the fair value thereof as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

(b)           The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock).  Fractions of Preferred Stock in integral multiples of one one-thousandth of such Preferred Stock may, in the sole discretion of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement provides that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Preferred Stock represented by such depositary receipts.  In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock.  For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise; provided, however, that if the closing price of the shares of the Preferred Stock cannot be so determined, the closing price of the shares of the Preferred Stock for such Trading Day shall be conclusively deemed to be an amount equal to the closing price of the shares of Common Stock for such Trading Day multiplied by ten thousand (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Stock shares occurring after the date of this Agreement).

(c)           Following the occurrence of a Section 11(a)(ii) Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise or exchange of the Rights or to distribute certificates or Ownership Statements which evidence fractional shares of Common Stock.  In lieu of issuing any such fractional shares of Common Stock, the Company may pay to any Person to whom or which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one such share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price thereof (as determined pursuant to Section 11(d)(i)) on the Trading Day immediately prior to the date of such exercise or exchange.

(d)           The holder of a Right by the acceptance of the Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15.                                      Rights of Action.

(a)           All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent hereunder, are vested in the respective registered holders of the Right

Certificates (or, prior to the Distribution Date, the registered holders of shares of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the shares of Common Stock), may, on such first holder’s behalf and for such first holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such first holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

(b)           Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company shall use commercially reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 16.                                      Agreement of Rights Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)           prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of shares of Common Stock;

(b)           after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a properly executed instrument of transfer with the appropriate forms and certifications contained therein fully executed;

(c)           subject to Section 6(a) and Section 7(d), the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Stock share certificate or Ownership Statement) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock share certificate or Ownership Statement made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the penultimate sentence of Section 11(a)(ii), shall be affected by any notice to the contrary; and

(d)           such holder expressly waives any right to receive any fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 14.

Section 17.                                      Right Certificate Holder Not Deemed a Stockholder. No holder, of any Right Certificate, by means of such possession, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, by means of such possession, any of the rights of a stockholder of the Company including any right to vote on any matter submitted to stockholders at any meeting thereof, including the election of directors, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate have been exercised in accordance with the provisions of this Agreement.

Section 18.                                      Concerning the Rights Agent.

(a)           The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, cost or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement and the performance of its duties and responsibilities and the exercise of its rights hereunder, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.  The costs and expenses of enforcing this right of indemnification will also be paid by the Company.  The provisions of this Section 17 shall survive the exercise, exchange, redemption or expiration of the Rights, the resignation, replacement or removal of the Rights Agent and the termination of this Agreement.

(b)           The Rights Agent may conclusively rely on, and will be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with, its acceptance or administration of this Agreement and the exercise and performance of its duties and responsibilities and the exercise of its rights hereunder, in reliance upon any Right Certificate or certificate evidencing shares of Preferred Stock, Common Stock or other securities of the Company or an Ownership Statement, or any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20.

(c)           Notwithstanding anything in this Agreement to the contrary, in no event will the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 19.                                      Merger, Consolidation or Change of Name of the Rights Agent.

(a)           Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the corporate trust, stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21.  If at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b)           If at any time the name of the Rights Agent changes and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20.             Duties of the Rights Agent.  The Rights Agent undertakes to perform the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)           The Rights Agent may consult with competent legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with the content of such advice or opinion.

(b)           Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the Current Per Share Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any Authorized Officer and delivered to the Rights Agent; and such certificate, pursuant to its terms, shall be full and complete authorization and protection to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)           The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d)           The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) and it shall not be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)           The Rights Agent will have no liability in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11, Section 13, Section 23 or Section 24 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock or Preferred Stock shall, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f)            The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)           The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties and the exercise of the rights hereunder from any Authorized Officer, and to apply to any such Authorized Officer for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Authorized Officer or for any delay in acting while waiting for those instructions.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective.  The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any Authorized Officer of the Company actually receives such application, unless any such Authorized Officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h)           The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)            The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers or employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j)            If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certification contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(k)           No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(l)            The Rights Agent will not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent is specifically notified in writing by the Company of such fact, event or determination.

(m)          The provisions of this Section 20 shall survive the exercise, exchange, redemption or expiration of the Rights, the resignation, replacement or removal of the Rights Agent and the termination of this Agreement.

Section 21.             Change of the Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days’ written notice given to the Company in accordance with Section 26, and to each transfer agent of the shares of Common Stock and Preferred Stock known to the Rights Agent, respectively, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Right Certificates in accordance with Section 26.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days’ written notice, given to the Rights Agent or successor Rights Agent, as the case may be, in accordance with Section 26, and to each transfer agent of the shares of Common Stock and the Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Right Certificates in accordance with Section 26.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall, in its sole discretion, appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then any registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of the State of New York or of any other state of the United States, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer or shareholder services powers and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an affiliate of a legal business entity described in clause (a) of this sentence.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the shares of Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, give a notice thereof in writing to the registered holders of the Right Certificates in accordance with Section 26.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.             Issuance of New Right Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale by the Company of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, exchange or conversion of securities hereinafter issued by the Company and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, in its good faith judgment the Board determines that the issuance of such Right Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right Certificate otherwise would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.                                      Redemption.

(a)           The Board may, at any time prior to the Close of Business on the tenth calendar day following the Stock Acquisition Date, redeem all but not less than all of the then-outstanding Rights at the Redemption Price.  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  The Company may, at its option, pay the Redemption Price in cash, securities or any other form of consideration deemed appropriate by the Board. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable until such time as the right of redemption has expired.

(b)           Immediately upon the effectiveness of the action of the Board ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held without interest thereon.  Promptly after the effectiveness of the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights in accordance with Section 26; provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of the redemption of the Rights. Any notice given in accordance with Section 26 shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

Section 24.                                      Exchange.

(a)           The Board may, at its option, at any time after the occurrence of a Section 11(a)(ii) Event, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e))  for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the “Exchange Ratio”); provided, however, that in connection with any exchange effected pursuant to this Section 24, no holder of Rights shall be entitled to receive shares of Common Stock (or other shares of capital stock of the Company) that would result in such holder, together with such holder’s Affiliates and Associates, becoming the Beneficial Owner of 4.99% or more of the Common Stock then outstanding.  If a holder would, but for the previous sentence, be entitled to receive a number of shares that would otherwise result in such holder, together with such holder’s Affiliates and Associates, becoming the Beneficial Owner of 4.99% or more of the Common Stock then outstanding (such shares of Common Stock in excess of 4.99% of the Common Stock then outstanding, the “Excess Exchange Shares”), in lieu of receiving such Excess Exchange Shares, such holder will be entitled to receive an amount in cash equal to the Current Per Share Market Price of a share of Common Stock at the Close of Business on the Trading Day immediately prior to the date of the exchange pursuant to this Section 24 multiplied by the number of Excess Exchange Shares that would otherwise have been issuable to such holder.  Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Acquiring Person shall have become the Beneficial Owner of 50% or more of the Common Stock then outstanding.  From and after the occurrence of an event specified in Section 13(a), any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a).  The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

(b)           Immediately upon the effectiveness of the action of the Board ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company shall promptly give a notice of any such exchange to all of the holders of the Rights so exchanged in accordance with Section 26. Any notice given in accordance with Section 26 shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the shares of Common Stock, for Rights shall be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

(c)           The Company may at its option substitute and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued (and unreserved) to permit an exchange of Rights as contemplated in accordance with this Section 24, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof (or Equivalent Preferred Stock) such that the Current Per Share Market Price of one share of Preferred Stock (or Equivalent Preferred Stock) multiplied by such number or fraction is equal to the Current Per Share Market Price of the Common Stock that would otherwise be issuable as of the date of such exchange.

(d)           Prior to effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock, Preferred Stock or other securities, if any, issuable pursuant to the exchange, and all Persons entitled to receive such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) shall be entitled to receive such only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

Section 25.                                      Notice of Certain Events.

(a)           If the Company, at any time after the Distribution Date, proposes to (i) pay any dividend payable in stock of any class to the holders of shares of Preferred Stock or to make any other distribution to the holders of shares of Preferred Stock (other than a regular periodic cash dividend),

(ii) offer to the holders of shares of Preferred Stock rights, options, warrants or any similar instrument to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) effect any consolidation, merger or statutory share exchange into or with any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and, to the extent possible, to each holder of a Right Certificate, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, warrants, options or any similar instrument or the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten calendar days prior to the record date for determining holders of the shares of Common Stock or Preferred Stock for purposes of such action, and in the case of any such other action at least ten calendar days prior to the date of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever is the earlier.

(b)           If a Section 11(a)(ii) Event occurs, then (i) the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights and (ii) all references in Section 25(a) to shares of Preferred Stock shall be deemed thereafter to refer to shares of Common Stock or, if appropriate, other securities.

Section 26.                                      Notices.

(a)           Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made (i) immediately, if made by personal delivery, (ii) on the fifth calendar day if sent by first-class mail, postage prepaid, (iii) the next Business Day if by nationally recognized overnight courier or (iv) upon confirmation, if transmission by facsimile is combined with a phone call to the Company notifying it of such transmission, all addressed (until another address is filed in writing by the Company with the Rights Agent) as follows:

Satcon Technology Corporation
27 Drydock Avenue
Boston, Massachusetts 02210
Attention: Chief Executive Officer
Telephone: (617) 897-2400
Facsimile: (617) 894-2401

(b)           Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made (i) immediately, if made by personal delivery, (ii) on the fifth calendar day if sent by first-class mail, postage prepaid, (iii) the next Business Day if by nationally recognized overnight courier or (iv) upon confirmation, if transmission by facsimile is combined with a phone call to the Rights Agent notifying it of such transmission, all addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attention: Isaac Kagan, Vice President
Telephone: (718) 921-8293
Facsimile: (718) 921-8334

(c)           Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock or an Ownership Statement) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent (or, if prior to the Distribution Date, of the transfer agent for the shares of Common Stock).

Section 27.             Supplements and Amendments.  Except as otherwise provided in this Section 27, for so long as the Rights are redeemable pursuant to Section 23, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights.  From and after the time at which the Rights cease to be redeemable pursuant to Section 23, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder or (d) to amend or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person or certain of their transferees), and no such amendment may cause the Rights again to become redeemable or cause this Agreement again to become amendable other than in accordance with this sentence.  Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that any supplement or amendment that does not amend Section 18, Section 19, Section 20 or Section 21 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.  Notwithstanding anything herein to the contrary, the Rights Agent shall not be obligated to enter into any supplement or amendment that affects the Rights Agent’s own right, duties, obligations or immunities under this Agreement.

Section 28.             Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.             Determinations and Actions by the Board.  The Board shall have the exclusive power and authority to administer, interpret and apply this Agreement and to exercise the rights and powers specifically granted to the Board or to the Company by this Agreement or by law and may take such action as may be necessary or advisable in the administration of this Agreement or to amend or supplement this Agreement in accordance with its terms, including, without limitation, the right and power to (a) make all determinations deemed necessary or advisable for the administration of this Agreement, (b) decide to redeem the Rights and (c) decide to amend or supplement this Agreement.  All such actions, calculations, interpretations and determinations (including any decision not to take any action) done or made by the Board in good faith shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of Rights, as such, and all other Persons and (ii) not subject any member of the Board to any liability to the holders of Rights.

Section 30.             Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock).

Section 31.             Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void, or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 22 shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board.

Section 32.             Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 33.             Counterparts; Facsimiles and PDFs.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A facsimile or pdf signature delivered electronically shall constitute an original signature for all purposes.

Section 34.             Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 35.             Process to Seek Exemption.  Any Person who desires to effect any acquisition of Common Stock that would, if consummated, result in such Person becoming an Acquiring Person (or, in the case of an Existing Holder, additional shares of Common Stock) (a “Requesting Person”) may, prior to the Stock Acquisition Date and in accordance with this Section 35, request that the Board grant an exemption with respect to such acquisition under this Agreement so that such Person would be deemed to be an “Exempt Person” under Section 1(s)(iv) for purposes of this Agreement (an “Exemption Request”).  An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company.  The Exemption Request shall be deemed made upon receipt by the Secretary of the Company. To be in proper form, an Exemption Request shall set forth (a) the name and address of the Requesting Person, (b) the number and percentage of shares of Common Stock then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (c) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Stock aggregating 4.99% or more of the then outstanding Common Stock and the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire.  The Board shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten Business Days) after receipt thereof; provided, however, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Board and its advisors to assist the Board in making its determination.  The Board shall only grant an exemption in response to an Exemption Request if the Board determines in its sole discretion that the acquisition of Beneficial Ownership of Common Stock by the Requesting Person (whether alone or in combination with future acquisitions of Beneficial Ownership of Common Stock by such Requesting Person or other Persons) will not jeopardize the availability to the Company of the NOLs.  Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board shall determine necessary or desirable to provide for the protection of the Company’s ability to utilize the NOLs.  Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the Board’s determination with respect thereto, unless the information contained in the Exemption Request or the Board’s determination with respect thereto otherwise becomes publicly available. The Exemption Request shall be considered and evaluated by directors serving on the Board, or a duly constituted committee thereof, who are independent of the Company and the Requesting Person and disinterested with respect to the Exemption Request, and the action of a majority of such independent and disinterested directors shall be deemed to be the determination of the Board for purposes of such Exemption Request.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

SATCON TECHNOLOGY CORPORATION

By:	/s/ Donald R. Peck
Donald R. Peck
Chief Financial Officer

AMERICAN STOCK TRANSFER &
TRUST COMPANY, LLC

By:	/s/ Isaac J. Kagan
Name:	Isaac J. Kagan
Title:	Vice President

Exhibit A

FORM OF

CERTIFICATE OF DESIGNATION

OF THE RELATIVE RIGHTS AND PREFERENCES

OF THE SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

SATCON TECHNOLOGY CORPORATION

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

Satcon Technology Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 thereof, does hereby certify that, pursuant to the authority conferred upon the Company’s Board of Directors (the “Board”) by the Certificate of Incorporation of the Company, the following resolution was duly adopted on January 6, 2011, creating a series of Preferred Stock of the Company designated as “Series A Junior Participating Preferred Stock”:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by provisions of the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), there is hereby created out of the shares of Preferred Stock, par value $0.01 per share, of the Company authorized in Article IV of the Certificate of Incorporation (the “Preferred Stock”), a series of Preferred Stock of the Company, to be named “Series A Junior Participating Preferred Stock,” consisting of 200,000 shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

1.             Designation and Amount.  The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be 200,000.

2.             Dividends and Distributions.

(a)           Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), and of any other stock ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September, and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.  The “Adjustment Number” shall initially be 1,000.  In the event the Company shall at any time after January 6, 2011 (A) declare and pay any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)           The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors of the Company may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

3.             Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(a)           Each share of Series A Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Company.

(b)           Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(c)           If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Company shall be increased by two.  In addition to voting together with the holders of Common Stock for the election of other directors of the Company, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at such meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series A Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Company, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock as is specified in Section 3(a).  Each such additional director shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(c).  Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(c) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders.  If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to re-vesting in the event of each and every subsequent like default in payments of dividends.  Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors of the Company shall be reduced by two.  The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

(d)           Except as required by law or as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4.             Certain Restrictions.

(a)           Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i)            declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Stock;

(ii)           declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)          redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation, or winding up) to the Series A Preferred Stock; or

(iv)          redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors of the Company) to all holders of such shares upon such terms as the Board of Directors of the Company, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)           The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

5.             Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors of the Company, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

6.             Liquidation, Dissolution, or Winding Up.

(a)           Upon any liquidation (voluntary or otherwise), dissolution, or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount per share (the “Series A Liquidation Preference”) equal to the greater of (i) $1.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment and (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Company.

(b)           In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

(c)           Neither the merger or consolidation of the Company into or with another entity nor the merger or consolidation of any other entity into or with the Company shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 6.

7.             Consolidation, Merger, Etc.  In case the Company shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash, or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash, or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

8.             No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

9.             Ranking. The Series A Preferred Stock shall rank junior to all other series of the Company’s Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

10.           Amendment. At any time when any shares of Series A Preferred Stock are outstanding, neither the Certificate of Incorporation of the Company nor this Certificate of Designation shall be amended in any manner that would materially alter or change the powers, preferences, or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting separately as a single class.

11.           Fractional Shares. The Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series A Preferred Stock.

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IN WITNESS WHEREOF, Satcon Technology Corporation has caused this Certificate of Designation to be signed by the undersigned this      day of January, 2011.

SATCON TECHNOLOGY CORPORATION

By:

Name:

Title:

Exhibit B

FORM OF RIGHT CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER JANUARY 6, 2014 OR SUCH EARLIER DATE AS PROVIDED BY THE AGREEMENT OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION AND EXCHANGE AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME NULL AND VOID.

RIGHT CERTIFICATE

SATCON TECHNOLOGY CORPORATION

This certifies that                                         , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of January 6, 2011 (the “Agreement”), between Satcon Technology Corporation, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Agreement) and prior to 5:00 p.m. (New York City time) on the Expiration Date (as such term is defined in the Agreement) at the office or offices of the Rights Agent designated for such purpose, or its successor as Rights Agent, on one-thousandth of a fully paid nonassessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company, at a purchase price of $29.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed.  If this Right Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.  The number of Rights evidenced by this Right Certificate (and the number of one ten-thousandths of a share of Preferred Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Agreement, based on the shares of Preferred Stock as constituted at such date. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Agreement.

As provided in the Agreement, the Purchase Price, the number or kind of shares of Preferred Stock (or other securities, as the case may be) which may be purchased upon the exercise of the Rights evidenced by this Right Certificate and the number of Rights outstanding are subject to adjustment upon the occurrence of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which the Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Agreement.  Copies of the Agreement are on file at the principal executive offices of the Company and can be obtained from the Company without charge upon written request therefor.

Pursuant to the Agreement, from and after the occurrence of any Person becoming an Acquiring Person, any Rights that are beneficially owned by (a) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (b) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of such Person becoming an Acquiring Person or (c) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with such Person becoming an Acquiring Person pursuant to either (i) a transfer from the Acquiring Person (or any such Affiliate or Associate) to holders of its equity securities or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights or (ii) a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding certain provisions of the Agreement, will be null and void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights, whether under any provision of the Agreement or otherwise.  From and after the occurrence of any Person becoming an Acquiring Person, no Right Certificate will be issued that represents Rights that are or have become void pursuant to the provisions of the Agreement, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of the Agreement will be cancelled.

This Right Certificate, with or without other Right Certificates, may be exchanged for another Right Certificate or Right Certificates entitling the holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the office or offices of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate duly executed.

Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right at any time prior to ten days after the Stock Acquisition Date. In addition, following the time any person becomes an Acquiring Person, the Company may at its option exchange the Rights, in whole or in part, for shares of common stock, Preferred Stock or other preferred stock having equivalent rights, privileges and preferences as the Preferred Stock.  The Agreement may be supplemented and amended by the Company, as provided therein.

The Company is not required to issue fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandths of a share of Preferred Stock, which may, at the option of the Company, be evidenced by depositary receipts) or other securities issuable, as the case may be, upon the exercise of any Right or Rights evidenced hereby.  In lieu of issuing fractional shares of Preferred Stock or other securities, the Company may make a cash payment, as provided in the Agreement.

No holder of this Right Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of the Preferred Stock or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor will anything contained herein or in the Agreement be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised in accordance with the provisions of the Agreement.

This Right Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

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WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of                                           .

SATCON TECHNOLOGY CORPORATION

By:

Name:

Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Authorized Signatory

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                                                              hereby sells, assigns and transfers unto

(Please print name and address of transferee)

(Please spell out and include in numerals the number of Rights being transferred by this Assignment)

Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Dated:                                         ,

Signature

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

Certification

The undersigned hereby certifies that:

(1)  the Rights evidenced by this Right Certificate are not Beneficially Owned by and are not being sold, assigned, or transferred by or on behalf of an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Agreement); and

(2)  after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:

Signature

[Form of Reverse Side of Right Certificate — continued]

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise any or all Rights evidenced by the Right Certificate.)

To Satcon Technology Corporation:

The undersigned hereby irrevocably elects to exercise                                          Rights evidenced by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to or that such shares be credited to the book-entry account of:

(Please print name, address, and social security or other identifying number)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print name, address, and social security or other identifying number)

Dated:                                         ,

Signature

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

Certification

The undersigned hereby certifies that :

(1)  the Rights evidenced by this Right Certificate are not Beneficially Owned by and are not being sold, assigned, or transferred by or on behalf of an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Agreement); and

(2)  after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:

Signature

NOTICE

The signature in the foregoing Form of Assignment and Form of Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or Form of Election to Purchase is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof and such Assignment or Election to Purchase will not be honored.

Exhibit C

UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF SHALL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

SUMMARY OF RIGHTS TO PURCHASE
PREFERRED STOCK

On January 6, 2011 the Board of Directors (the “Board”) of Satcon Technology Corporation, a Delaware corporation (the “Company”), authorized and declared a dividend distribution of one preferred stock purchase right (a “Right”) for each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) outstanding at the close of business on January 18, 2011 (the “Record Date”).  As long as the Rights are attached to the Common Stock, the Company will issue one Right (subject to adjustment) with each new share of Common Stock so that all such shares will have attached Rights.  When exercisable, each Right will entitle the registered holder to purchase from the Company one one-thousandth of a share of preferred stock of the Company, designated as Series A Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $29.00 per one one-thousandth of a share of Preferred Stock, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of January 6, 2011, as the same may be amended from time to time (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

The Board has adopted this Rights Agreement, and declared the Rights dividend, to protect the Company’s ability to use its net operating losses and certain other tax attributes (collectively, “NOLs”). for federal and state income tax purposes.  If the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), its ability to use the NOLs for income tax purposes could be limited substantially or lost altogether.  Generally, an “ownership change” relates to the cumulative change in ownership among stockholders with at least a 5% ownership interest in the Company of more than 50% over a rolling three-year period.  The Rights Agreement is intended to act as a deterrent to any person or group from becoming or obtaining, without the approval of the Board, more than 4.99% of the Company’s outstanding Common Stock and thereby potentially impairing the value of the NOLs.

The Rights; Certificates

The Rights, unless earlier redeemed by the Board, become exercisable upon the close of business on the day (the “Distribution Date”) which is the earlier to occur of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons (subject to certain exceptions set forth in the Rights Agreement) has acquired beneficial ownership (subject to certain exceptions set forth in the Rights Agreement) of 4.99% or more of the Common Stock (an “Acquiring Person”) and (ii) the tenth business day (or such later date as may be specified by the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the commencement or public announcement of an intention to make a tender or exchange offer, the consummation of which would result in the person or group (subject to certain exceptions set forth in the Rights Agreement) becoming an Acquiring Person.

Among other exceptions, an Acquiring Person does not include any person or group who beneficially owned 4.99% or more of the Common Stock on the date the adoption of the Rights Agreement was first publicly announced (an “Existing Holder”), unless the Existing Holder becomes the beneficial owner of an additional 0.2% of the outstanding Common Stock and such increase results in the Existing Holder becoming the beneficial owner of 4.99% or more of the Common Stock then outstanding.  The Rights Agreement includes a procedure whereby the Board will consider requests to exempt certain proposed acquisitions of Common Stock from the Acquiring Person ownership trigger if the Board determines that the requested acquisition will not jeopardize or endanger the availability of the NOLs to the Company.

The Rights Agreement provides that until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the Rights will be transferred with and only with the Common Stock.  Promptly after the Record Date, the Company shall send to each record holder as of the Record Date a copy of the Summary of Rights.  Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), new Common Stock certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference, and the Company will deliver a notice to that effect upon the transfer or new issuance of book entry shares.  Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Stock or any book entry shares, with or without such notation, notice or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate or the book entry shares.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

Exercisability; Exercise Price; Adjustments

The Rights are not exercisable until the Distribution Date.  The Rights will expire upon the earliest of the close of business on January 6, 2014 (unless that date is advanced or extended by the Board), the time at which the Rights are redeemed or exchanged under the Rights Agreement, or the time at which the Board determines that the tax benefits are fully utilized or no longer available under Section 382 of the Code.  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Once exercisable, each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Preferred Stock, at the Purchase Price of $29.00 per one one-thousandth of a share of Preferred Stock, subject to adjustment.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

Preferred Stock Provisions

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable.  Each share of Preferred Stock purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share, or (b) an amount equal to 1,000 times the dividend, if any, declared per share of Common Stock.  In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of the greater of (i) $1.00 per whole share (plus any accrued but unpaid dividends), and (ii) an amount equal to 1,000 times the payment made per share of Common Stock.  Each share of Preferred Stock will have 1,000 votes and will vote together with the Common Stock.  Finally, in the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.  Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Flip-In, Flip-Over Rights

In the event that a person or group becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right. This is the so-called “flip-in” provision.

In the event that, after a person has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions are required to be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring, which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times then current Purchase Price of the Right.  This is the so-called “flip-over” provision.

Exchange

At any time after a Person becomes an Acquiring Person and prior to the earlier of (i) one of the events described in the previous paragraph or (ii) the acquisition by such Acquiring Person of 50% or more of the outstanding Common Stock, the Board may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, for Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges) at an exchange ratio of one share of Common Stock, or fraction of a share of Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges) equivalent in value thereto, per Right (subject to adjustment).

Redemption

The Rights may be redeemed in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”) by the Board at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment

Any of the provisions of the Rights Agreement may be amended by the Board for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

Interpretation; Board Approvals

The Board has the exclusive power and authority to administer the Rights Agreement and to exercise all rights and powers granted to the Board or to the Company, or as are necessary or advisable in the administration of the Rights Agreement, including the power to decide to redeem the Rights and to amend or supplement the Rights Agreement.  All such actions, calculations, interpretations and determinations made by the Board in good faith are final, conclusive and binding on the parties (including the holders of Rights), and do not subject any member of the Board to any liability to the holders of Rights.

Expiration

The Rights will expire on January 6, 2014, unless this date is extended or the Rights are earlier redeemed or exchanged by the Company, in each case as provided in the Rights Agreement.

Obtaining a Copy of the Rights Agreement

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A.  A copy of the Rights Agreement is available free of charge from the Company.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.